EXHIBIT 99.3

                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING
                        SIGNIFICANT REPRESENTATIONS ARE
                               CALLED FOR HEREIN

                             SUBSCRIPTION AGREEMENT
                                      AND
                          LETTER OF INVESTMENT INTENT

BJO Enterprises Ltd.
6623 Callaghan Road, Suite 2402
San Antonio, TX 78229

Gentlemen:

        The undersigned hereby tenders this subscription and applies for the purchases _____ of Warrants upon the terms and conditions set forth below.

        A check or wire transfer payable to the Company in the amount of $_______ for such purchase, at a price of $0.10 per Warrant, is delivered herewith.

        The undersigned understands that the Company has the right to reject any subscription for the Warrants for any reason and that the Company will promptly return the funds delivered herewith if this subscription is rejected. By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

        1.  The undersigned acknowledges and represents as follows:

            (a) That the undersigned has received, carefully reviewed and is familiar with the Company's Form 10-SB, dated January 20, 1998 and the Exhibits thereto, as supplemented (the "Form SB-10");

            (b) That the undersigned believes it, either alone or with the assistance of its professional advisor, has such knowledge and experience in financial and business matters that it is capable of reading and interpreting the Form 10-SB and evaluating the merits and risks of the prospective investment in the warrants and has the net worth to undertake such risks;

            (c) That the undersigned has obtained, to the extent it deems necessary, professional advice with respect to the risks inherent in the investment in the Warrants, and the suitability of the investment in the Warrants in light of its financial condition and investment needs;

            (d) That the undersigned believes that the investment in the
                Warrants is suitable for it based upon its investment objectives and financial needs, and the undersigned has adequate means for providing for its current financial needs and contingencies and has no need for liquidity of investment with respect to the Warrants;

            (e) That the undersigned has been given access to full and complete information regarding the Company and has utilized such access to its satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Form SB-10, and that the undersigned has either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Warrants and the proposed business and operations of the Company and to obtain any additional information, to the extent reasonably available.

            (f) That the undersigned recognizes that the Warrants as an investment involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of its investment.

            (g) That the undersigned recognizes that any financial projections, assumptions or estimates included in or referred to in the Form 10-SB or otherwise delivered or communicated to the undersigned are not statements of fact and that no representation of warranties made, by the Company or any officer, director, shareholders, employee or agent thereof, with respect to the accuracy of such projections, assumptions or estimates with respect to the future operations or the amount of any future income or loss of the Company.

                (h)     That:

                        1. the operating results, predictions, estimates and projections contained in the Company's financial projections are for illustrative purposes only and are based upon certain assumptions and events over which the Company has only partial or no control;

                        2. variations in such assumptions, including sales, costs, selling expenses, general and administrative expenses, development expenses, regulatory matters, consumer acceptance and competitive developments could significantly affect the projections;

                        3. to the extent that assumed events do not materialize, the outcome will vary substantially from that projected; and

                        4. there are a number of other factors and risks which could cause actual results to be substantially less than projected.

        2. The undersigned has been advised that the Warrants are not being registered under the Securities Act of 1933 or the relevant state securities laws but are being offered and sold pursuant to exemptions from such laws and that the Company's reliance upon such exemptions is predicated in part on the undersigned's representations as contained herein. The undersigned represents and warrants that the Warrants are being purchased for its own account and for investment and without the intention of reselling or redistributing the same, that it has made no agreement with others regarding any of such Warrants and that its financial condition is such that it is not likely that it will be necessary to dispose of any of the Warrants in the foreseeable future. The undersigned is aware that, in the view of the Securities and Exchange Commission, a purchase of Warrants with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Warrants and for which the Warrants were pledged as security, would represent an intent inconsistent with the representations set forth above. The undersigned further represents and agrees that if, contrary to its foregoing intentions, it should later desire to dispose of or transfer any of the Warrants in any manner, it shall not do so without first obtaining (1) the opinion of counsel to the Company that such proposed disposition or transfer lawfully may be made without the registration of such Warrants pursuant to the Securities Act of 1933, as then amended, and applicable state securities laws, or (2) such registration (it being expressly understood that the Company shall not have any obligation to register the Warrants for such purpose).

        3. The undersigned represents and warrants that it is a bona fide resident of, and is domiciled in, the State of ___________________ and, if any entity, that its executive offices are located in the State of ________________, and that the Warrants are being purchased by it in its name solely for its own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

        4. The undersigned represents and warrants that he/she meets one of the following two standards (initial one or both):

            (a) _____ I certify that I have a net worth, exclusive of home, furnishings and automobiles, of at least $100,000, and/or
            (b) _____ I certify that I have a net worth, exclusive of home, furnishings and automobiles, of at least $60,000, plus an annual gross income for the previous year of at least $60,000 and who expect to have income of at least $60,000 in each of the next three years.

        6. The undersigned, if other than an individual, makes the following additional representation:

            (a) this Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

        8.  MANNER IN WHICH TITLE IS TO BE HELD. (check one)

            (a) _____ Individual Ownership
            (b) _____ Community Property
            (c) _____ Joint Tenants with Right of Survivorship (both parties must sign)
            (d) _____ Tenants in Common

                       Dated: ____________________, 1998

        INDIVIDUAL INVESTORS                    ENTITY INVESTORS
                                                _______________________________
                                                Name of Entity, if any
        _______________________________
        Signature (individual)
                                                By ____________________________
                                                  *Signature
        _______________________________         Its ___________________________
        Signature                                 Title
        (all record holders should sign)


        _______________________________         _______________________________
        Name(s) Typed or Printed                Name Typed or Printed

        _______________________________         _______________________________
        Address to Which Correspondence         Address to Which Correspondence
        Should be Directed                      Should be Directed

        _______________________________         _______________________________
        City, State and Zip Code                City, State and Zip Code

        _______________________________         _______________________________
        Tax Identification or                   Tax Identification or
        Social Security Number                  Social Security Number

        _______________________________         _______________________________
        Phone Number                            Phone Number

                * If Warrants are being subscribed for by any entity, the Certificate of Signatory must also be completed.

WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT AND THE SUBSCRIBER'S CHECK (PAYABLE TO BJO ENTERPRISES LTD) SHOULD BE DELIVERED TO THE COMPANY AT

                                6623 Callaghan Road
                                Suite 2402
                                San Antonio, TX 78229

ACCEPTANCE:

        The attached subscription is hereby accepted as of ___________________, 1998.

                                        BJO Enterprises Ltd.

                                        By: ___________________________________

                                        Its: __________________________________


                            CERTIFICATE OF SIGNATORY

      (To be completed if Warrants are being subscribed for by an entity)


        I, _______________________________ the ___________________________ of
____________________________________ (the "Entity"), hereby certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase the Warrants, and certify further that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

        IN WITNESS WHEREOF, I have set my hand this __________ day of _________, 19____.



                                                _______________________________
                                                          (Signature)

                                                _______________________________
                                                      (Printed Name/Title)